UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 20, 2021

Mercury Ecommerce Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40679	86-2365445
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3737 Buffalo Speedway, Suite 1750 Houston, Texas (Address of Principal Executive Offices)		77002 (Zip Code)
(713) 715-6820 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one warrant	MEACU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	MEAC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	MEACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported on the Current Report on Form 8-K dated August 5, 2021, on July 30, 2021, Mercury Ecommerce Acquisition Corp. (the “Company”) consummated an initial public offering (the “IPO”) of 17,500,000 units (the “Units”). Each Unit consists of one share of Class A commons stock, $0.0001 par value per share (the “Class A Shares”), and one-half of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Share at an exercise price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $175,000,000. Substantially concurrently with the closing of the IPO, the Company completed the private sale (the “Private Placement”) of 7,850,000 warrants (the “Private Placement Warrants”) to the Company’s sponsor, Mercury Sponsor Group I LLC, at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $7,850,000. The initial net proceeds from the IPO together with certain of the proceeds from the Private Placement, $176,500,000 in the aggregate (the “Offering Proceeds”), were placed in a trust account established for the benefit of the Company’s public shareholders and the underwriters of the IPO with Continental Stock Transfer & Trust Company acting as trustee.

In connection with the IPO, the underwriters were granted an option to purchase up to 2,625,000 additional Units to cover over-allotments, if any (the “Over-allotment Option”). On August 18, 2021, the underwriters partially exercised the Over-allotment Option and, on August 20, 2021, the underwriters purchased 541,500 Units (the “Option Units”) generating gross proceeds of $5,415,000, and net proceeds to the Company of approximately $5,306,700 in the aggregate after deducting the underwriter discount (the “Option Unit Proceeds”). Simultaneously with the issuance and sale of the Option Units, the Company consummated the private placement with the Sponsor of an aggregate of 162,450 Private Placement Warrants at a price of $1.00 per Private Placement Warrant (the “Additional Private Placement Warrants”), generating total proceeds of $162,450 (the “Additional Private Placement Proceeds” and, together with the Option Unit Proceeds, the “Additional Proceeds”).

A total of $5,469,150 of the Additional Proceeds were placed in a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee, established for the benefit of the Company’s public shareholders.

An audited balance sheet as of July 30, 2021 reflecting receipt of the Offering Proceeds on July 30, 2021, has been issued by the Company and was included as Exhibit 99.1 to the Company’s Current Report on Form 8-K dated August 5, 2021.

The Company’s unaudited pro forma balance sheet as of August 20, 2021, reflecting receipt of the Additional Proceeds from the sale of the Option Units and the Additional Private Placement Warrants on the same day, is included as Exhibit 99.1 to this Current Report on Form 8-K

Item 9.01	Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description of Exhibits
99.1	Pro Forma Balance Sheet
99.2	Press Release dated August 20, 2021

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercury Ecommerce Acquisition Corp.
Date: August 26, 2021	By:	/s/ R. Andrew White
	Name:	R. Andrew White
	Title:	President and Chief Executive Officer

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